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                                                                     EXHIBIT 4.6

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                                       AND
                         MODIFICATION OF LOAN DOCUMENTS

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND MODIFICATION OF LOAN DOCUMENTS, dated March 26, 1997 (this "Amendment"), is by and between PRINCIPAL HOSPITAL COMPANY, an Oregon corporation formerly known as Brim, Inc. (the "Borrower"), the financial institutions from time to time party to the Credit Agreement (as hereinafter defined) (the "Lenders") and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agent for the Lenders (in such capacity, the "Agent"), and amends the Credit Agreement dated as of December 17, 1997 between the Borrower, the Lenders and the Agent (the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.


                                    RECITALS


     A. Pursuant to the Credit Agreement, the Lenders extended to the Borrower Term Loans in the aggregate principal amount of $35,000,000 and Revolving Credit Loans in the aggregate principal amount of up to $65,000,000.

     B. The Borrower has requested that the Agent and the Lenders amend the Credit Agreement to modify certain financial covenants, all in accordance with the terms hereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Required Lenders and the Agent, for themselves, their successors and assigns, agree as follows:


                                    ARTICLE I

                                   AMENDMENTS

     1.1 Definitions. The defined terms "Annualized Capital Expenditures," "Annualized Cash Taxes," "Annualized Consolidated EBITDAR," "Annualized Facility Rent Expense," "Annualized Interest Expense," "Annualized Lease Expense," and "Consolidated EBITDAR" set forth in Article I are hereby deleted in their entirety and there are substituted in their place the following:

          "Annualized Capital Expenditures" shall mean (i) as of March 31, 1997, Capital Expenditures for the fiscal quarter ending on such date, multiplied by four (4), and (ii) as of June 30, 1997 and as of the last day of any fiscal quarter thereafter, Capital Expenditures for the two (2) consecutive fiscal quarters ending on such date, multiplied by two (2).

          "Annualized Cash Taxes" shall mean (i) as of March 31, 1997, Cash Taxes for the fiscal quarter ending on such date, multiplied by four (4), and (ii) as of June 30, 1997 and as of the last day of any fiscal quarter thereafter, Cash Taxes for the two (2) consecutive fiscal quarters ending on such date, multiplied by two (2).

          "Annualized Consolidated EBITDAR" shall mean (i) as of March 31, 1997, Consolidated EBITDAR for the fiscal quarter ending on such date, multiplied by four (4), and (ii) as of June 30, 1997 and as of the last day of any fiscal quarter thereafter,



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     Consolidated EBITDAR for the two (2) consecutive fiscal quarters ending on such date, multiplied by two (2).

          "Annualized Facility Rent Expense" shall mean (i) as of March 31, 1997, Facility Rent Expense for the fiscal quarter ending on such date, multiplied by four (4), and (ii) as of June 30, 1997 and as of the last day of any fiscal quarter thereafter, Facility Rent Expense for the two (2) consecutive fiscal quarters ending on such date, multiplied by two (2).

          "Annualized Interest Expense" shall mean (i) as of March 31, 1997, Interest Expense for the fiscal quarter ending on such date, multiplied by four (4), and (ii) as of June 30, 1997 and as of the last day of any fiscal quarter thereafter, Interest Expense for the two (2) consecutive fiscal quarters ending on such date, multiplied by two (2).

          "Annualized Lease Expense" shall mean (i) as of March 31, 1997, Lease Expense for the fiscal quarter ending on such date, multiplied by four (4), and (ii) as of June 30, 1997 and as of the last day of any fiscal quarter thereafter, Lease Expense for the two (2) consecutive fiscal quarters ending on such date, multiplied by two (2).

          "Consolidated EBITDAR" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis as of the last day of any period, EBITDAR for the period ending on such date determined in accordance with Generally Accepted Accounting Principles. Consolidated EBITDAR shall be deemed to include, without duplication, historical Consolidated EBITDAR, of any business acquired and operated by the Borrower or any Subsidiary after the commencement of the relevant measurement period, as if such business had been acquired by the Borrower or such Subsidiary as of the first day of such measurement period, subject to pro forma expense adjustments as set forth below; provided that such Consolidated EBITDAR is supported by financial statements, tax returns or other financial data acceptable to the Agent in its sole discretion. Calculations of Consolidated EBITDAR shall exclude the results of operations of any entity disposed of by the Borrower or any Subsidiary at any time after the first day of the relevant measurement period. Consolidated EBITDAR shall be adjusted for pro forma expense adjustments in connection with newly acquired entities, if and only to the extent approved in writing by the Required Lenders.

     1.2  Financial Covenants.

     (a) Sections 6.9 through 6.11 and 6.13 through 6.14 are hereby deleted in their entirety and there are substituted in their place the following:

          6.9 Consolidated Adjusted Debt to Annualized Consolidated EBITDAR. Permit the ratio of Consolidated Adjusted Debt to Annualized Consolidated EBITDAR as of the end of any fiscal quarter beginning with the fiscal quarter ending March 31, 1997 to and including the fiscal quarter ending June 30, 1997, to be greater than or equal to 4.25 to 1.0; and as of the end of any fiscal quarter thereafter, to be greater than or equal to 4.0 to 1.0.

          6.10 Consolidated Adjusted Senior Debt to Annualized Consolidated EBITDAR. Permit the ratio of Consolidated Adjusted Senior Debt to Annualized Consolidated EBITDAR to be greater than or equal to 4.25 to 1.0 for any fiscal quarter beginning with the fiscal quarter ending March 31, 1997 to and including


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     the fiscal quarter ending June 30, 1997; 4.00 to 1.0 thereafter to and including the fiscal quarter ending September 30, 1997; 3.75 to 1.0 thereafter to and including the fiscal quarter ending March 31, 1998; 3.50 to 1.0 thereafter to and including the fiscal quarter ending September 30, 1998; and 3.00 to 1.0 for any fiscal quarter thereafter.

          6.11 Minimum Consolidated EBITDAR. Permit Consolidated EBITDAR to be less than $2,500,000.00 for the fiscal month ending January 31, 1997; $3,900,000.00 for the two fiscal months ending February 28, 1997; $5,500,000 for the fiscal quarter ending March 31, 1997; $7,200,000.00 for the four fiscal months ending April 30, 1997; and $8,800,000.00 for the five fiscal months ending May 31, 1997.

          6.13 Annualized Consolidated EBITDAR to Annualized Interest Expense and Annualized Lease Expense. Permit the ratio of Annualized Consolidated EBITDAR to the sum of Annualized Interest Expense and Annualized Lease Expense to be less than or equal to 2.0 to 1.0 for any fiscal quarter beginning with the fiscal quarter ending March 31, 1997 to and including the fiscal quarter ending September 30, 1997; 2.5 to 1.0 thereafter to and including the fiscal quarter ending September 30, 1998; and 3.0 to 1.0 for any fiscal quarter thereafter.

          6.14 Fixed Charge Coverage. Permit the ratio of Annualized Consolidated EBITDAR to Fixed Charges to be less than or equal to 1.1 to
     1.0 for any fiscal quarter beginning with the fiscal quarter ending March 31, 1997 to and including the fiscal quarter ending December 31, 1997; and
     1.0 to 1.0 for any fiscal quarter thereafter.

     (b) The requirement that the Borrower submit calculations under Sections
6.9 through 6.11 and 6.13 through 6.14 of the Credit Agreement for the fiscal quarter ending December 31, 1996 is hereby deleted.


                                   ARTICLE II

                                 LOAN DOCUMENTS

     Any individual or collective reference to any of the Loan Documents in any of the other Loan Documents to which the Borrower or any Guarantor is a party shall mean, unless otherwise specifically provided, such Loan Document as amended by this Amendment, and as it is further amended, restated, supplemented or modified from time to time and any substitute or replacement therefor or renewals thereof, including without limitation, all references to the Credit Agreement, which shall mean the Credit Agreement as amended hereby and as further amended from time to time.


                                   ARTICLE III

                              CONDITIONS PRECEDENT

     This Amendment and the obligations of the Lenders to continue to extend credit under the terms of the Credit Agreement are subject to the satisfaction of all of the following conditions precedent:

     3.1 EXECUTION OF THIS AMENDMENT. This Amendment shall have been executed and delivered by the Borrower, the Agent and the Required Lenders, it being expressly understood that the terms of this Amendment require the express consent of Lenders holding 66 2/3% or more of the sum of the aggregate


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principal amount of the Term Loans and Revolving Credit Commitments outstanding as of the date hereof.


     3.2 SECRETARY'S CERTIFICATES. The Lender shall have received certificates of the Secretaries of the Borrower and Guarantors, each certifying and attaching as applicable (a) any amendments filed since December 17, 1996 to the certificate of incorporation or similar charter document of such corporation, as certified as of a recent date by the Secretary of State or similar agency of such corporation's state of incorporation, (b) any amendments to the bylaws of such corporation adopted since December 17, 1996, (c) copies of the resolutions of the Board of Directors of the Borrower and the Guarantors regarding the execution and delivery of this Agreement and the Guarantor confirmation referred to in SECTION 3.4 below, as applicable (or alternatively, a statement that no such board authorization is required), and (d) the incumbency of the officers of such Person authorized to sign this Amendment and the guarantor confirmation referred to in SECTION 3.4 below.

     3.3 NO DEFAULT. After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, and the Agent and the Lenders shall have received a certificate from the chief executive officer or the chief financial officer of the Borrower to such effect.

     3.4 GUARANTOR CONFIRMATION. The Agent and the Lenders shall have received written confirmation by the Guarantors of their obligations under the Guaranty Documents.

     3.5 GOVERNMENTAL APPROVALS. All necessary approvals, authorizations and consents, if any be required, of all governmental bodies (including courts) having jurisdiction with respect to the transactions contemplated by this Amendment shall have been obtained.

     3.6 NO INJUNCTION, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Amendment or the consummation of the transactions contemplated hereby or which, in the Lenders' sole discretion, would make it inadvisable to consummate the transactions contemplated by this Amendment.

     3.7 NO MATERIAL ADVERSE CHANGE. In the reasonable judgment of the Agent, there shall not have occurred any material adverse change in the business, business prospects, financial condition or results of operations of the Borrower or any Guarantor, or any event, condition or state of facts that would be reasonably expected materially and adversely to affect the business, business prospects, financial condition or results or operations of the Borrower or any Guarantor.


                                   ARTICLE IV

                                     GENERAL

     4.1 FULL FORCE AND EFFECT. As expressly amended hereby, the Credit Agreement and each Loan Document shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, "hereinafter," "hereto," "hereof" and words of similar import shall mean, unless the context otherwise requires, the Credit Agreement as amended by this Amendment.

     4.2 REPRESENTATIONS AND WARRANTIES. After giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement are true and correct as of the date hereof, except to the extent such representations and warranties relate solely to or are specifically expressed as of a particular date or period.


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     4.3 RELEASE. The Borrower hereby releases and discharges the Agent and each of the Lenders, their directors, officers, agents, and employees, from any and all causes of action, suits, claims, demands, liabilities and obligations whatsoever, in law or in equity, whether the same are now known or unknown or whether the facts on which the same are based are now known or unknown, which they ever had, now have or hereafter may have by reason of any matter, act or omission whatsoever occurring on or before the date of this Amendment, except for any claims arising out of any wanton or willful misconduct or gross negligence on the part of the Agent or any Lender.

     4.4 APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws and judicial decisions of the State of North Carolina without reference to conflicts of law principles.

     4.5 COUNTERPARTS; TERMS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

     4.6 EXPENSES. The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, all fees and disbursements of Lenders' counsel.

     4.7 HEADINGS. The headings of this Amendment are for the purposes of reference only and shall not affect the construction of this Amendment.

     4.8 VALID AMENDMENT. The parties acknowledge that, when executed and delivered by the Borrower, the Agent and the Required Lenders, this Amendment complies in all respects with SECTION 10.8 of the Credit Agreement, which sets forth the requirements for amendments thereto.


                          (signatures begin next page)


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their corporate names by their duly authorized corporate officers as of the date first above written.



[CORPORATE SEAL]                       PRINCIPAL HOSPITAL COMPANY

ATTEST:                                By: /s/ Martin S. Rash
                                          -----------------------------------
                                          Name: Martin S. Rash
/s/ Richard D. Gore                            ------------------------------
--------------------------                Title: President and CEO
_______________, Secretary                       ----------------------------





                                       FIRST UNION NATIONAL BANK OF NORTH
                                       CAROLINA, AS AGENT AND AS ISSUING BANK


                                       By: /s/ Joseph H. Towell
                                          -----------------------------------
                                       Name: Joseph H. Towell
                                            ---------------------------------
                                       Title: Senior Vice President
                                             --------------------------------



                                              (signatures continued)



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                                      LENDERS:

                                      FIRST UNION NATIONAL BANK OF NORTH
                                      CAROLINA


                                      By: /s/ Joseph H. Towell
                                         -----------------------------------
                                      Name: Joseph H. Towell
                                           ---------------------------------
                                      Title: Senior Vice President
                                            --------------------------------


                                      AMSOUTH BANK OF ALABAMA



                                      By: /s/ Keith Law
                                         -----------------------------------
                                      Name: Keith Law
                                           ---------------------------------
                                      Title: Vice President
                                            --------------------------------


                                      LEHMAN COMMERCIAL PAPER INC.


                                      By: /s/ Michael Swanson
                                         -----------------------------------
                                      Name: Michael Swanson
                                           ---------------------------------
                                      Title: Authorized Signatory


                                      CREDIT LYONNAIS NEW YORK BRANCH

                                      By: /s/ John Oberle
                                         -----------------------------------
                                      John Oberle, Vice President


                                      BANQUE PARIBAS HOUSTON AGENCY


                                      By: /s/ Glenn E. Mealey
                                         -----------------------------------
                                      Name: Glenn E. Mealey
                                           ---------------------------------
                                      Title: Vice President
                                            --------------------------------


                                      By: /s/ Timothy A. Donnon
                                         -----------------------------------
                                      Name: Timothy A. Donnon
                                           ---------------------------------
                                      Title: Regional General Manager
                                            --------------------------------



                             (signatures continued)


                                       -7-

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                                       KEY BANK OF OREGON


                                       By: /s/ Charles J. Shoop
                                          -------------------------------
                                       Name: Charles J. Shoop
                                            -----------------------------
                                       Title: Assistant Vice President
                                             ----------------------------



                                       NATIONAL CITY BANK OF KENTUCKY


                                       By: /s/ Roderic M. Brown
                                          -------------------------------
                                       Name: Roderic M. Brown
                                            -----------------------------
                                       Title: Vice President
                                             ----------------------------



                                       UNION BANK OF CALIFORNIA, N.A.



                                       By: /s/ Jennifer L. Banks
                                          -------------------------------
                                       Name: Jennifer L. Banks
                                            -----------------------------
                                       Title: Vice President
                                             ----------------------------



                                       FIRST AMERICAN NATIONAL BANK



                                       By:
                                          -------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------


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